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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           EASTGROUP PROPERTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                                 April 30, 1999

Dear Stockholder:

     You are cordially invited to the annual meeting (the "Meeting") of stockholders of EastGroup Properties, Inc. (the "Company"), to be held on June 2, 1999 at 9:00 a.m., Jackson time, at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi.

     Stockholders will be asked to vote on the election of eight directors of the Company, proposed amendments to the Company's 1994 Management Incentive Plan, as amended, and to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The proposed transactions are important to you as a stockholder. Therefore, whether or not you plan to attend the Meeting, I urge you to give your immediate attention to the proposals. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                                          Very truly yours,
                                          /s/ Leland R. Speed
                                          LELAND R. SPEED
                                          Chairman of the Board of Directors

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1999

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of EastGroup Properties, Inc. (the "Company"), will be held at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on June 2, 1999 at 9:00 a.m., Jackson time, for the following purposes:

     1. To elect eight directors of the Company;

     2. To consider and vote on amendments to the Company's 1994 Management Incentive Plan, as amended; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 21, 1999 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     The directors sincerely desire your presence at the Meeting. However, so that we may be sure your vote will be included, please sign and return the enclosed proxy promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

     The prompt return of your proxy will avoid delay and save the expense involved in further communication. The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the Meeting.

                                          By Order of the Board of Directors
                                          /s/ Keith McKey
                                          N. KEITH MCKEY
                                          Executive Vice President, Chief
                                          Financial Officer, Treasurer and
                                          Secretary

DATED: April 30, 1999

     THIS IS AN IMPORTANT MEETING. STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                            ------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 2, 1999

     The following information is being furnished to the stockholders of EastGroup Properties, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Stockholders (the "Meeting"), to be held on June 2, 1999 at 9:00 a.m., Jackson time, at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, P.O. Box 22728, Jackson, Mississippi 39225-2728. This Proxy Statement will first be sent to stockholders on or about April 30, 1999.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

     The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), and shares of Series B Cumulative Convertible Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), entitled to vote at the Meeting has been fixed at the close of business on April 21, 1999. On such date there were 16,030,642 shares of Common Stock outstanding and 400,000 shares of Series B Preferred Stock outstanding. The holders of Common Stock are generally entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders. The holders of Series B Preferred Stock are generally entitled to
1.1364 votes for each share of Series B Preferred Stock on each matter submitted to a vote at a meeting of stockholders. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock and Series B Preferred Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Common Stock and Series B Preferred Stock represented by a properly signed, dated and returned proxy will be treated as present at the Meeting for purposes of determining a quorum.

     The Common Stock amounts and per share of Common Stock information set forth in this proxy statement give retroactive effect to a three-for-two stock split effected by the Company on April 7, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), beneficially owned, as of April 12, 1999, more than five percent of the Common Stock and Series B Preferred Stock outstanding, except as set forth in the following table.

                                                                                    PERCENT OF
NAME AND ADDRESS                                                    AMOUNT           SERIES B
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED  PREFERRED STOCK
-------------------                                           ------------------  ---------------
Five Arrows Realty Securities II L.L.C.
  c/o Rothschild Realty, Inc.                                 400,000 shares of
  1251 Avenue of the Americas                                      Series B
  New York, New York 10020..................................   Preferred Stock         100%

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of April 12, 1999.

                                                                              NUMBER OF SHARES
                                                                                 OF SERIES B
                                 NUMBER OF SHARES                              PREFERRED STOCK      PERCENTAGE OF SHARES
     DIRECTORS, NOMINEES         OF COMMON STOCK     PERCENTAGE OF SHARES       BENEFICIALLY            OF SERIES B
    AND EXECUTIVE OFFICERS      BENEFICIALLY OWNED   OF COMMON STOCK (1)            OWNED             PREFERRED STOCK
    ----------------------      ------------------   --------------------   ---------------------   --------------------
D. Pike Aloian................              0                  *                   400,000              100% (2)
Alexander G. Anagnos..........         16,500(3)               *                         0               *
H.C. Bailey, Jr...............         38,102(4)               *                         0               *
Anthony J. Bruno..............        101,201(5)               *                         0               *
Fredric H. Gould..............         13,500(6)               *                         0               *
John N. Palmer................         18,123(7)               *                         0               *
David M. Osnos................         23,250(8)               *                         0               *
Leland R. Speed...............        291,231(9)             1.8%                        0               *
David H. Hoster II............        215,827(10)            1.3                         0               *
N. Keith McKey................        132,956(11)              *                         0               *
Diane W. Hayman...............         27,925(12)              *                         0               *

                                                                              NUMBER OF SHARES
                                                                                 OF SERIES B
                                 NUMBER OF SHARES                              PREFERRED STOCK      PERCENTAGE OF SHARES
     DIRECTORS, NOMINEES         OF COMMON STOCK     PERCENTAGE OF SHARES       BENEFICIALLY            OF SERIES B
    AND EXECUTIVE OFFICERS      BENEFICIALLY OWNED   OF COMMON STOCK (1)            OWNED             PREFERRED STOCK
    ----------------------      ------------------   --------------------   ---------------------   --------------------
Marshall A. Loeb..............         37,040(13)              *                         0               *
Jann W. Puckett...............         28,420(14)              *                         0               *
Stewart R. Speed..............         62,307(15)              *                         0               *
Eric C. Lopez.................            200                  *                         0               *
All directors, nominees and
  executive officers as a
  group.......................      1,006,582(16)            6.1                   400,000              100

---------------

  * Less than 1.0%.

 (1) Based on the number of shares of Common Stock outstanding as of April 12, 1999 which was 16,065,142 shares of Common Stock.

 (2) The 400,000 shares of Series B Preferred Stock are held by Five Arrows Realty Securities II L.L.C. ("Five Arrows"), a Delaware limited liability company of which Rothschild Realty Investors IIA L.L.C. is the managing member which has appointed Mr. Aloian, among others, as manager of Five Arrows. Five Arrows also has the right to acquire 1,325,000 shares of Series B Preferred Stock pursuant to an Investment Agreement between the Company and Five Arrows dated as of September 25, 1998. Mr. Aloian disclaims beneficial ownership of all of the shares of Series B Preferred Stock.

 (3) Includes 16,500 shares of Common Stock that Mr. Anagnos has the right to acquire under the Company's 1991 Directors Stock Option Plan, as amended (the "Directors Plan").

 (4) Includes (i) 18,750 shares of Common Stock that Mr. Bailey has the right to acquire under the Directors Plan; (ii) 6,136 shares of Common Stock with respect to which Mr. Bailey has sole voting and dispositive power; and
     (iii) 13,216 shares of Common Stock with respect to which Mr. Bailey has shared voting and dispositive power.

 (5) Includes 16,820 shares of Common Stock owned by the Ensign Property Group Profit Sharing Plan for Mr. Bruno's benefit and 20,898 shares of Common Stock owned by a trust of which Mr. Bruno is trustee. As trustee of another trust, Mr. Bruno also has sole voting and investment power as to 5,000 shares of 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, which do not have voting rights at the Meeting.

 (6) Includes 7,500 shares of Common Stock that Mr. Gould has the right to acquire under the Directors Plan and 3,000 shares of Common Stock owned by One Liberty Properties, Inc. of which Mr. Gould is Chairman. Mr. Gould disclaims beneficial ownership as to the 3,000 shares of Common Stock owned by One Liberty Properties, Inc.

 (7) Includes 16,500 shares of Common Stock that Mr. Palmer has the right to acquire under the Directors Plan.

 (8) Includes 18,750 shares of Common Stock that Mr. Osnos has the right to acquire under the Directors Plan.

 (9) Includes 138,608 shares of Common Stock that Mr. Speed has the right to acquire pursuant to exercisable options granted under the Company's 1994 Management Incentive Plan, as amended (the "1994 Incentive Plan"), and does not include 21,888 shares of Common Stock beneficially owned by Mr. Speed's spouse, as to which he disclaims beneficial ownership.

(10) Includes 151,715 shares of Common Stock that Mr. Hoster has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan and does not include 4,680 shares of Common

     Stock beneficially owned by Mr. Hoster's wife and daughters, as to which he disclaims beneficial ownership.

(11) Includes 109,000 shares of Common Stock that Mr. McKey has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan and does not include 773 shares of Common Stock beneficially owned by Mr. McKey's son, as to which he disclaims beneficial ownership.

(12) Includes 25,925 shares of Common Stock that Ms. Hayman has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(13) Includes 23,000 shares of Common Stock that Mr. Loeb has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(14) Includes 27,925 shares of Common Stock Ms. Puckett has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(15) Does not include 450 shares of Common Stock owned by Mr. Speed's wife. Includes 17,000 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

(16) Includes 78,000 shares of Common Stock that directors of the Company have the right to acquire under the Directors Plan and 493,173 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the Company's 1994 Incentive Plan.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

     Pursuant to the Bylaws of the Company, the number of directors shall be eight. All eight positions on the Board of Directors are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the Company's next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The Company's directors recommend a vote FOR the eight nominees listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying Form of Proxy to vote at the Meeting FOR these nominees. Each of the nominees listed below, except Mr. Aloian, was elected a director at the Company's 1998 Annual Meeting of Stockholders.

     Although the directors do not contemplate that any of the nominees listed below will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

        NAME, POSITION(S) AND                                 PRINCIPAL OCCUPATION AND
       TENURE WITH THE COMPANY           AGE            BUSINESS FOR THE PAST FIVE YEARS (1)
       -----------------------           ---    ----------------------------------------------------
D. Pike Aloian.......................    44     Managing Director of Rothschild Realty, Inc. (real
  Nominee for Director                          estate investment).
Alexander G. Anagnos.................    72     Financial Advisor with WR Family Associates.
  Director since 1994
H. C. Bailey, Jr.....................    59     Chairman and President of H. C. Bailey Company (real
  Director since 1980                           estate development and investment).
Fredric H. Gould.....................    59     General Partner of Gould Investors L.P.; Chairman of
  Director since 1998                           BRT Realty Trust; and Chairman of One Liberty
                                                Properties, Inc.

        NAME, POSITION(S) AND                                 PRINCIPAL OCCUPATION AND
       TENURE WITH THE COMPANY           AGE            BUSINESS FOR THE PAST FIVE YEARS (1)
       -----------------------           ---    ----------------------------------------------------
David H. Hoster II...................    53     Chief Executive Officer of the Company since 1997
  Director and President since                  and President since 1993; Executive Vice President
  1993; Chief Executive Officer                 of the Company until 1993; President of LNH REIT,
  since 1997                                    Inc. ("LNH") from 1995 to 1996 and its Executive
                                                Vice President from 1992 to 1995; Executive Vice
                                                President of Congress Street Properties, Inc.
                                                ("Congress Street"), Eastover Corporation
                                                ("Eastover"), The Parkway Company (predecessor to
                                                Parkway Properties, Inc. ("Parkway")), and Rockwood
                                                National Corporation ("Rockwood"), from 1988 to
                                                1994, and EB, Inc. ("EB") from 1993 to 1994.
David M. Osnos.......................    67     Attorney and Senior Partner in the law firm of
  Director since 1993                           Arent, Fox, Kintner, Plotkin & Kahn.
John N. Palmer.......................    64     Chairman of SkyTel Communications, Inc. (formerly
  Director since 1994                           Mobile Telecommunication Technologies).
Leland R. Speed......................    66     Chairman of the Board of the Company and Parkway;
  Director since 1978 and                       Chief Executive Officer of the Company and Parkway
  Chairman since 1983                           until 1997; Chief Executive Officer of LNH until
                                                1996; Chief Executive Officer of Eastover, Congress
                                                Street and Rockwood until 1994, and EB until 1995.

---------------

(1) Unless otherwise stated, each nominee has held the positions indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Directors and nominees to the Company's Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly-held companies:

NAME                                                 COMPANY
----                                                 -------
D. Pike Aloian...................................    Koger Equity, Inc.
Fredric H. Gould.................................    BRT Realty Trust
                                                     One Liberty Properties, Inc.
                                                     Sunstone Hotel Investors, Inc.
David M. Osnos...................................    VSE Corporation
                                                     Washington Real Estate Investment Trust
John N. Palmer...................................    Entergy Corporation
                                                     First American Corporation
                                                     SkyTel Communications, Inc.
Leland R. Speed..................................    ChemFirst Inc.
                                                     Farm Fish, Inc.
                                                     KLLM Transport Services, Inc.
                                                     Parkway Properties, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Company's Board of Directors consists of Messrs. Bailey, Gould and Osnos. The Audit Committee met twice during the Company's 1998 fiscal year. The functions performed by this committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or to accounting practices which the Audit Committee believes merit such review.

     The Compensation Committee of the Company's Board of Directors consists of Messrs. Anagnos, Bailey and Palmer. Its function is to recommend compensation levels for directors, review compensation levels for executive officers and administer the 1994 Incentive Plan. The Compensation Committee met once during the Company's 1998 fiscal year.

     The Investment Committee of the Company's Board of Directors consists of Messrs. Bailey, Hoster and Speed. Its function is to approve any purchase of a real estate asset or investment on which the total investment by the Company does not exceed $7,500,000. The Investment Committee met eight times during the Company's 1998 fiscal year.

     The Company does not have a standing nominating committee or any committee performing a similar function.

     The Board of Directors held six meetings during the Company's 1998 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of Common Stock. During 1998, no officer or director of the Company was late in filing a report under Section 16(a).

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

         NAME, POSITION AND                              PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY           AGE               EXPERIENCE FOR PAST FIVE YEARS
       -----------------------           ---    ----------------------------------------------------
Leland R. Speed......................    66     See table under "Nominees."
  Director since 1978 and Chairman
  since 1983
David H. Hoster II...................    53     See table under "Nominees."
  Director and President since 1993,
  Chief Executive Officer since 1997

         NAME, POSITION AND                              PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY           AGE               EXPERIENCE FOR PAST FIVE YEARS
       -----------------------           ---    ----------------------------------------------------
N. Keith McKey.......................    48     Executive Vice President since 1993, Chief Financial
  Executive Vice President of the               Officer and Secretary since 1992 and Treasurer since
  Company since 1993, Chief Financial           1997; Senior Vice President of LNH from 1992 until
  Officer and Secretary since 1992,             1996; Senior Vice President of Congress Street,
  Treasurer since 1997                          Eastover, EB, Parkway and Rockwood until 1994.
Anthony J. Bruno.....................    57     Senior Vice President of the Company since 1998;
  Senior Vice President since 1998              President of EastGroup Property Services, Inc. since
                                                1998; President of The Ensign Company (real estate
                                                development) until 1998.
Marshall A. Loeb.....................    36     Senior Vice President -- Director of Western Region
  Senior Vice President -- since 1998           since 1998, Vice President since 1995 and Asset
                                                Manager of the Company since 1991.
Stewart R. Speed.....................    35     Senior Vice President since 1999 and Vice President
  Senior Vice President since 1997              of the Company from 1997 until 1998; Vice President
                                                of Merry Land & Investment Co. ("Merry Land") (an
                                                apartment REIT) from 1996 to 1997 and Acquisitions
                                                and Development Specialist of Merry Land from 1993
                                                to 1996.
Diane W. Hayman......................    37     Vice President since 1997 and Controller of the
  Vice President since 1997 and                 Company.
  Controller
Eric C. Lopez........................    37     Vice President of the Company since 1999; Vice
  Vice President since 1999                     President of EastGroup Property Services, Inc. since
                                                1998; Vice President of Ensign Properties, Inc. in
                                                1998; Vice President -- Finance & Administration of
                                                Orlando Central Park, Inc. (a subsidiary of Lockheed
                                                Martin Corporation) until 1998.
Jann W. Puckett......................    51     Vice President of the Company since 1995 and its
  Vice President since 1995                     Asset Manager since 1992; Vice President and Asset
                                                Manager of Parkway from 1992 to 1995.

---------------

     Leland R. Speed, Chairman, is the father of Stewart R. Speed, Senior Vice President of the Company. There are no other family relationships between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 1998, 1997 and 1996, the amount of the compensation paid by the Company to its Chief Executive Officer and all other executive officers whose cash compensation during 1998 exceeded $100,000 (the "Named Officers").

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                     --------------------
                                      ANNUAL COMPENSATION            SECURITIES
                              ------------------------------------   UNDERLYING
      NAME AND                                        OTHER ANNUAL    OPTIONS/     LTIP        ALL OTHER
 PRINCIPAL POSITION    YEAR    SALARY      BONUS      COMPENSATION    SARS (3)    PAYOUTS   COMPENSATION (4)
 ------------------    ----    ------      -----      ------------   ----------   -------   ----------------
Leland R. Speed......  1998   $152,439    $134,748        -0-             -0-       -0-         $10,500
  Chairman             1997    139,731      91,538(2)     -0-          47,000       -0-          10,765
                       1996    130,000(1)  110,502(2)     -0-          37,500       -0-           9,124
David H. Hoster II...  1998    223,534     197,048        -0-             -0-       -0-          14,146
  President and        1997    191,855     124,950(2)     -0-          84,000       -0-          13,830
  Chief Executive      1996    181,865     116,028(2)     -0-          52,500       -0-          13,455
  Officer
N. Keith McKey.......  1998    156,735     137,475        -0-             -0-       -0-          14,126
  Executive Vice       1997    139,947      90,967(2)     -0-          47,000       -0-          13,830
  President, Chief     1996    132,404      84,471(2)     -0-          37,500       -0-          13,625
  Financial Officer,
  Treasurer and
  Secretary
Anthony J. Bruno.....  1998    127,756     153,196        -0-             -0-       -0-             709
  Senior Vice          1997(5)     -0-         -0-        -0-             -0-       -0-             -0-
  President            1996(5)     -0-         -0-        -0-             -0-       -0-             -0-
Marshall A. Loeb.....  1998    134,956      15,000        -0-             -0-       -0-          13,601
  Senior Vice          1997     86,785      17,500        -0-          16,000       -0-          10,209
  President            1996     78,875      14,000        -0-           9,000       -0-           9,315
Stewart R. Speed.....  1998     94,192      20,000        -0-             -0-       -0-           8,383
  Senior Vice          1997(6)  46,283      15,000        -0-          22,000       -0-             -0-
  President            1996(6)     -0-         -0-        -0-             -0-       -0-             -0-

---------------

(1) For 1996, Mr. Speed's salary was paid one-half by the Company and one-half by Parkway, of which he was also Chief Executive Officer until September 1997. For 1996, this amount is the Company's share of Mr. Speed's compensation.

(2) This is the amount of incentive compensation payable to the Named Officer under the 1994 Incentive Plan. The amount was paid two-thirds in cash and one-third in shares of Common Stock.

(3) These options were granted under the Company's 1994 Incentive Plan and become exercisable with respect to one-half of the shares on the first anniversary date of grant and one-half of the shares on the second anniversary date of grant.

(4) This is the Company's discretionary contribution and matching contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life.

(5) Mr. Bruno became an executive officer of the Company in June 1998.

(6) Mr. Stewart Speed became an officer of the Company in March 1997.

     Option Grants. No options were granted to the Named Officers during the year ended December 31, 1998.

     Option Exercises and Year End Values. No options were exercised by Messrs. McKey, Bruno, Loeb, L. Speed and S. Speed during 1998. The following table shows the value realized by Mr. Hoster upon the exercise of options, and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc. on December 31, 1998 ($18.4375).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                         VALUE OF UNEXERCISED
                       SHARES ACQUIRED     VALUE          NUMBER OF UNEXERCISED              IN-THE-MONEY
        NAME             ON EXERCISE      REALIZED        OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)
        ----           ---------------    --------        ---------------------          ---------------------
                                                      EXERCISABLE/UNEXERCISABLE (1)    EXERCISABLE/UNEXERCISABLE
                                                      -----------------------------    -------------------------
Leland R. Speed......         N/A             N/A            138,608/13,000                   $542,575/0
  Chairman
David H. Hoster II...       6,785         $45,405            151,715/27,000                   $465,345/0
  President and Chief
  Executive Officer
N. Keith McKey.......         N/A             N/A            109,000/13,000                   $371,811/0
  Executive Vice
  President, Chief
  Financial Officer,
  Treasurer and
  Secretary
Anthony J. Bruno.....         N/A             N/A                       N/A                          N/A
  Senior Vice
  President
Marshall A. Loeb.....         N/A             N/A              23,000/5,000                   $ 57,143/0
  Senior Vice
  President
Stewart R. Speed.....         N/A             N/A              17,000/5,000                          0/0
  Senior Vice
  President

---------------

(1) These options, both exercisable and unexercisable, represent options granted to the Named Officer under the 1994 Incentive Plan.

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Bailey, Palmer and Anagnos. The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company in relation to salary levels for other real estate companies and the officer's level of responsibility. The Compensation Committee considered a number of factors in setting the base compensation of Mr. Hoster, the Company's Chief

Executive Officer, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Company, the success of the Company's recent program of acquiring new properties and engaging in business combination transactions with other REITs and his importance in delineating and implementing the Company's strategic plans.

     The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

     - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

     - To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of the stock-based incentives that result in increased Common Stock ownership by executive officers.

     The Compensation Committee believes that incentive compensation payable to the executive officers of the Company should be based upon the Company's performance and align the interests of management and the Company's stockholders. In 1994, the Compensation Committee, in conjunction with an independent compensation consultant, formulated the 1994 Incentive Plan. The 1994 Incentive Plan was approved by the Company stockholders in December 1994. Under the 1994 Incentive Plan, each year the Compensation Committee establishes a goal for funds from operations ("FFO") per share, a minimum level for FFO per share below which incentive compensation should not be paid, and an incentive award payout objective for each executive officer. Two-thirds of any incentive award is paid in cash and one-third in shares of Common Stock. For 1998, the Compensation Committee computed target FFO before bonus accruals of $1.88 as the minimum FFO per share necessary for any bonus to be paid, and $2.00 as the target FFO per share under which management would receive their target bonuses, and $2.12 as the target FFO under which management would receive 200% of their target bonuses. To the extent the Company's actual FFO per share exceeded $1.88 but was less than $2.12, the target bonus amounts would be pro rated. The target bonus amounts were 50% of total base salary for Messrs. Speed, Hoster and McKey. The Compensation Committee determined the FFO targets based upon its analysis of the Company's internal projected financial results for 1998 and the estimates of 1998 FFO prepared by independent securities analysts who followed the Company. The Compensation Committee believed that the stockholders of the Company would be benefitted significantly if the FFO goal was met and would be further benefitted if such goal were exceeded, and that management should be compensated for the benefits derived by the Company's stockholders. The target bonus amounts were set by the Compensation Committee after consultation with the compensation consultant who helped the Compensation Committee formulate the 1994 Incentive Plan.

     The Company's 1998 FFO per share before bonus awards was $2.10. After consideration, the Compensation Committee believed that each of Mr. Speed, Mr. McKey and Mr. Hoster should be paid the amount of incentive compensation provided by the above formula, under which Messrs. Speed, Hoster and McKey received bonuses with respect to 1998 of $134,748, $197,048 and $137,475, respectively, two-thirds of which were paid in cash and one-third of which was paid in shares of Common Stock.

     The Compensation Committee also believes that stock based incentive compensation in the form of stock options helps to align the interest of the management of the Company and its stockholders. The Compensation Committee is in the process of studying the most effective manner in which to provide equity based incentive compensation to the Company's executives. The amendments to the 1994 Incentive Plan described under

"Proposal No. 2 -- Amendments to the Company's 1994 Management Incentive Plan, as Amended" are intended to give the Compensation Committee more flexibility in designing such awards.

                                            H.C. BAILEY, JR.
                                            JOHN N. PALMER
                                            ALEXANDER G. ANAGNOS

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 1998 against the cumulative return of the Standard & Poor's 500 ("S&P 500"), and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity").

                                                       THE COMPANY                     S&P                    NAREIT EQUITY
                                                       -----------                     ---                    -------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    95.55                      101.31                      103.17
'1995'                                                   123.37                      139.23                      118.92
'1996'                                                   171.16                      171.19                      160.86
'1997'                                                   213.09                      228.32                      193.45
'1998'                                                   195.13                      293.57                      159.59

     Directors' Fees. Under the Company's standard compensation arrangements with directors (except Mr. Speed and Mr. Hoster who are salaried officers), directors are paid a monthly stipend of $500, plus $1,000 and reimbursement of actual expenses for attendance at each meeting of the Board of Directors and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors. Only one fee is paid in the event more than one meeting is held on a single day.

     Directors Stock Option Plan. At the 1991 annual meeting, the stockholders of the Company approved the Directors Plan. The Directors Plan authorizes the issuance of options for up to 150,000 shares of Common Stock to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the Directors Plan, each Non-

Employee Director of the Company on March 15, 1991 was automatically granted an option to purchase 7,500 shares of Common Stock. Each person who first becomes a Non-Employee Director after March 15, 1991 will automatically be granted an option to purchase 7,500 shares of Common Stock on the date the person becomes a Non-Employee Director, if such shares of Common Stock are available. Each Non-Employee Director will also be granted an option to purchase 2,250 additional shares of Common Stock on the date of any annual meeting at which such Non-Employee Director is reelected to the Board of Directors. The option exercise price is the closing price of a share of Common Stock if shares of Common Stock are listed on an exchange or the average between the bid and the asked price for the date if the shares of Common Stock are traded over-the-counter (or, if no shares of Common Stock were publicly traded on that date, the next preceding date that such shares of Common Stock were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant, or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     No director exercised options under the Directors Plan during 1998. On June 4, 1998, Messrs. Anagnos, Bailey, Palmer and Osnos each received an option to purchase 2,250 shares of Common Stock at an exercise price of $20.625 per share. On June 4, 1998, Mr. Gould received an option to purchase 7,500 shares of Common Stock at an exercise price of $20.625 per share.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with Parkway. The Company and Parkway shared the same office space at One Jackson Place in Jackson, Mississippi until April 1997 when Parkway moved into its own space. The Company and Parkway shared the rent with respect to their shared office space based upon the relative number of employees of each using the space. The Company and Parkway currently share the services and expenses of the Company's Chairman of the Board and his administrative assistant.

     Ensign Properties, Inc. Acquisition. In March 1998, the Company acquired Ensign Properties, Inc., an independent industrial developer in Orlando, of which Mr. Bruno was the owner and President. This acquisition allowed the Company to become self-managed in Orlando and Tampa with plans to expand self-management to its other Florida markets. The purchase price of the acquisition amounting to approximately $1,800,000 was allocated primarily to goodwill, development costs, leasing commissions and other prepaid costs.

     Series B Cumulative Convertible Preferred Stock. In September 1998, the Company entered into an agreement with Five Arrows, an investment fund managed by Rothschild Realty, Inc., a member of the Rothschild Group, providing for the sale of 2,800,000 shares of Series B Preferred Stock at a net price of $24.50 per share. The Series B Preferred Stock, which is convertible into Common Stock at a conversion price of $22.00 per share, is entitled to quarterly dividends in arrears equal to the greater of $0.547 per share or the dividend on the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible. Under the terms of the agreement with Five Arrows, the Company could sell 2,800,000 shares of Series B Preferred Stock to Five Arrows at up to five closings, at the Company's option, through September 25, 1999. In connection with this offering, the Company has entered into certain related agreements with Five Arrows, providing, among other things, for certain registration rights with respect to the Series B Preferred Stock and the right to designate a member of the Board of Directors under certain circumstances, including the issuance by the Company of such number of shares of Series B Preferred Stock such that the total number of outstanding shares of Series B Preferred Stock exceeds 1,600,000 shares. In December 1998, the Company sold $10,000,000 of the Series B Preferred Stock to Five Arrows and plans to sell the remaining $60,000,000 by September 25, 1999. The Board of

Directors has decided to nominate the Five Arrows nominee (Mr. Aloian) at the Meeting because the Board anticipates that Five Arrows will own the requisite numbers of shares prior to September 25, 1999.

                 PROPOSAL NO. 2 -- AMENDMENTS TO THE COMPANY'S
                   1994 MANAGEMENT INCENTIVE PLAN, AS AMENDED

     At the Meeting, the stockholders will be asked to vote on a proposal to ratify the adoption of amendments to the 1994 Incentive Plan. The amendments would allow the grant of restricted shares of Common Stock to employees of the Company and increase the number of shares of Common Stock available under the plan. The affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred Stock entitled to vote on the matter is required for ratification of the amendments to the 1994 Incentive Plan. The directors recommend a vote FOR ratification of the amendments to the 1994 Incentive Plan. Unless otherwise instructed, proxies will be voted FOR ratification of the amendments to the 1994 Incentive Plan.

     Appendix A to the Proxy Statement sets forth the text of the 1994 Incentive Plan as restated to include the proposed amendments. The following description of the 1994 Incentive Plan and the proposed amendments to the 1994 Incentive Plan contains summaries of certain provisions of the 1994 Incentive Plan and is qualified in its entirety by reference to the restated 1994 Incentive Plan itself.

SUMMARY OF THE 1994 INCENTIVE PLAN, AS AMENDED AND RESTATED

     The 1994 Incentive Plan authorizes the grant of options to purchase shares of Common Stock to employees of the Company and the grant of incentive awards, payable partially in cash and partially in shares of Common Stock, to officers of the Company. The amendments to the 1994 Incentive Plan for which stockholder ratification is sought would also authorize the grant of restricted shares of Common Stock to employees of the Company.

     As originally adopted on September 22, 1994, the 1994 Incentive Plan authorized the issuance of 200,000 shares of Common Stock pursuant to the plan. Under the 1994 Incentive Plan as in effect before the amendments for which ratification is sought, the number of shares available automatically increased or decreased by 5 percent of the number of shares of Common Stock sold by the Company in a public or private offering or repurchased by the Company, and automatically increased by 5 percent of the number of shares of Common Stock issued by the Company in any merger or other business combination. The amendments for which ratification is sought would change such an increase or decrease from 5 percent to 9 percent of such number of shares, effective for transactions after March 11, 1999. As of March 10, 1999, the aggregate number of shares available under the 1994 Incentive Plan was 788,286. The amendments for which ratification is sought would increase the aggregate number of shares available to 1,450,000 as of March 11, 1999, and would authorize the issuance of the lesser of 700,000 shares or 30 percent of the aggregate number of shares available, as restricted shares. The 1994 Incentive Plan provides that when an option expires or terminates unexercised, the shares subject to the option are again available under the plan. The amendments for which ratification is sought also provide that upon the forfeiture of restricted shares, the number forfeited will again be available under the plan, as will the number of shares tendered in payment of the option exercise price or retained by the Company in satisfaction of its tax withholding obligations.

     The 1994 Incentive Plan is administered by a committee of the Board of Directors (the "Plan Committee") composed of not less than two directors.

     The Plan Committee selects the employees of the Company to whom options are granted under the 1994 Incentive Plan and determines the number of shares that may be issued under options, the terms, conditions, and periods of exercisability of such options, and whether such options shall be incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or options that are not ISOs. The exercise price per share of Common Stock for an option granted under the 1994 Incentive Plan will not be less than the fair market value of a share on the date of grant. Options are exercisable no earlier than twelve months after the date of grant and expire no later than ten years after the date of grant.

     Upon an employee's termination of employment before retirement, disability, or death, options exercisable at the date of termination remain exercisable for three months and all other options expire at the date of termination. Upon an employee's termination of employment by reason of retirement (as defined in the 1994 Incentive Plan), options exercisable at retirement remain exercisable for a year and all other options expire at retirement, except that the Plan Committee may accelerate the exercisability of an option in whole or part upon the employee's retirement. In the event of the disability (as defined in the 1994 Incentive Plan) or death of an active employee, the employee or the employee's legal representative, as the case may be, may exercise the option in full within one year following disability or death. Options are nontransferable except by will or by the laws of descent and distribution. The amendment would increase the total number of shares of Common Stock that an individual might purchase under all options granted under the 1994 Incentive Plan from 100,000 shares to 500,000 shares. No options may be granted under the 1994 Incentive Plan after September 21, 2004.

     The 1994 Incentive Plan provides that incentive awards may be made to officers of the Company designated by the Plan Committee. For each fiscal year of the Company, the Plan Committee establishes the Company's goal for FFO per share for the purposes of the 1994 Incentive Plan for the year and the minimum FFO that the Company must exceed as a condition for the payment of any incentive awards for the year under the 1994 Incentive Plan.

     The Plan Committee establishes incentive award payout objectives for each participant for each year of participation under the annual incentive award portion of the 1994 Incentive Plan and composes a set of incentive awards guidelines. The guidelines set out participants' incentive award payout objectives for the year in relation to the Company's FFO goal for the year. The Plan Committee then determines the actual amount, if any, of a participant's incentive award for the year, subject to the approval of those members of the Board of Directors who are disinterested directors. An annual incentive award is payable partly in cash and partly in shares of Common Stock as determined by the Plan Committee. The portion paid in cash from any year may vary among participants. The 1994 Incentive Plan contains a method for determining the value of the shares issued as a portion of an incentive award.

     The 1994 Incentive Plan as amended subject to stockholder ratification provides for the grant of restricted shares under the 1994 Incentive Plan. The Plan Committee will select employees of the Company to whom restricted shares will be granted and the number of restricted shares to be granted. Restricted shares will be forfeitable and not assignable or transferable until the satisfaction of one or more, or alternative, conditions prescribed by the Plan Committee. The conditions may relate to the Company's performance, the continuation of the employment of the employee, or other matters. Unless the Plan Committee provides otherwise, the employee will be entitled to receive dividends on and vote restricted shares during the period the restricted shares are forfeitable. An employee will forfeit restricted shares upon termination of employment while the shares remain forfeitable, unless the Plan Committee provides otherwise in the case of death or disability. The maximum number of restricted shares that may be granted to any employee is 500,000.

     Outstanding option and restricted share grants are subject to adjustment in the event of a subdivision or consolidation of shares of Common Stock, a share dividend, a recapitalization, or other change in the Company's capital structure. Under the 1994 Incentive Plan as amended subject to stockholder ratification, if the Company is merged or consolidated with another corporation, the Plan Committee is authorized to adjust outstanding option and restricted share grants to give effect to the merger or consolidation on an equitable basis. Upon a change in control of the Company (as defined in the 1994 Incentive Plan), all options will become immediately exercisable and all restricted shares will become nonforfeitable, provided, however, that if the acceleration of exercisability or nonforfeitability would result in a less favorable after-tax position for an employee (taking into account income taxes and golden parachute excise taxes) than would no or limited acceleration or nonforfeitability, then acceleration or nonforfeitability will be limited to the extent required to achieve an optimum after-tax position for the employee.

     The 1994 Incentive Plan is subject to amendment by the Board of Directors, except that, without stockholder approval, the Board of Directors cannot increase the number of shares of Common Stock available under the 1994 Incentive Plan, decrease the minimum option purchase price per share, materially increase the benefits accruing to employees, extend the term of the 1994 Incentive Plan, change the classes of employees to whom options may be granted or awards paid, provide for administration other than by the Plan Committee, or materially increase the cost of the 1994 Incentive Plan to the Company.

     The Company believes that under present law the federal income tax consequences of options granted to employees under the 1994 Incentive Plan will generally be the following: The grant of an option will have no tax consequences for the employee or the Company. Upon the exercise of an option that is not an ISO, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the exercise date over the option price, and the Company will be entitled to a deduction in the same amount. Upon the exercise of an ISO, the employee will not recognize any ordinary income, nor will the Company be entitled to a deduction. However, the alternative minimum tax may apply, because the excess of the fair market value of ISO shares on the date of exercise over the option price is an adjustment to the employee's alternative minimum taxable income. If there is no disposition of ISO shares before the later of two years from the date of grant and one year from the date of exercise, then the employee will realize a capital gain or loss upon a sale of the ISO shares. If the ISO shares are sold before the later of two years from the date of grant and one year from the date of exercise, the amount of gain realized on the sale or, if less, the excess of the fair market value on the exercise date over the option price, will be ordinary income for the employee and deductible by the Company; any balance of the gain or loss recognized by the employee on the sale will be a capital gain or loss.

     The federal income tax consequences of the grant of restricted shares to employees will generally be the following: provided the employee makes no election under section 83(b) of the Code, the grant of restricted shares will have no tax consequences for the employee or the Company, but on the date the restricted shares become nonforfeitable, the employee will recognize ordinary income in an amount equal to the fair market value of the shares on that date, and the Company will be entitled to a deduction in the same amount. If the employee files an election under section 83(b) of the Code with the Internal Revenue Service within 30 days of the grant of restricted shares, the employee will recognize ordinary income on the date of grant in an amount equal to the fair market value of the shares on that date, and the Company will be entitled to a deduction in the same amount on that date, and there will be no tax consequences for the employee or the Company if the employee subsequently forfeits the shares. Upon a sale of the shares, the employee will recognize a capital gain (or loss) to the extent the proceeds of the sale exceed (or are less than) the fair market value of the shares determined either as of the date the shares became nonforfeitable or, if the employee made an election under section 83(b) of the Code, as of the date of grant.

     The Company may not deduct compensation of more than $1,000,000 that is paid in one taxable year to an individual who is, on the last day of the year, the chief executive officer or one of its four other highest paid officers. The deduction limit, however, does not apply to certain types of performance-based compensation. The

Company believes that compensation attributable to options granted under the 1994 Incentive Plan will be treated as qualified performance-based compensation and thus will not be subject to the deduction limit. Compensation attributable to the payment of incentive awards will not be treated as qualified performance-based compensation and will be subject to the deduction limit. Whether compensation attributable to the grant or vesting of restricted shares will be treated as qualified performance-based compensation will depend upon the conditions attached to the restricted shares by the Plan Committee.

     The Board of Directors adopted the proposed amendments to the 1994 Incentive Plan on March 11, 1999, subject to ratification by the stockholders at the Meeting.

                        PROPOSAL NO. 3 -- OTHER MATTERS

     The management of the Company does not know of any other matters to come before the Meeting. However, if any other matters come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick LLP as the Company's auditors for the year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                         STOCKHOLDER PROPOSALS FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

PROPOSALS FOR THE COMPANY'S PROXY MATERIAL

     Any Company stockholder who wishes to submit a proposal for presentation at the Company's 2000 Annual Meeting of Stockholders must submit such proposal to the Company at its office at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Secretary no later than January 2, 2000, in order to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2000 Annual Meeting of Stockholders.

PROPOSALS TO BE INTRODUCED AT THE MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY MATERIAL

     For any stockholder proposal to be presented in connection with the 2000 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     Based upon an initial mailing date of April 30, 1999 for this Proxy Statement, a qualified stockholder intending to introduce a proposal or nominate a director at the 2000 Annual Meeting of Stockholders should give written notice to the Company's Secretary not later than April 4, 2000 and not earlier than March 5, 2000.

     The advance notice provision in the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder's notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 12 of the Company's Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201.

                                          By Order Of The Board Of Directors
                                          /s/ Keith McKey
                                          N. KEITH MCKEY
                                          Executive Vice President, Chief
                                          Financial Officer, Treasurer and
                                          Secretary

                                                                      APPENDIX A

                           EASTGROUP PROPERTIES, INC.
                         1994 MANAGEMENT INCENTIVE PLAN

                 (AS RESTATED AND AMENDED AS OF MARCH 11, 1999)

                           EASTGROUP PROPERTIES, INC.
                         1994 MANAGEMENT INCENTIVE PLAN

                 (AS RESTATED AND AMENDED AS OF MARCH 11, 1999)

                               TABLE OF CONTENTS

 SECTION                                TITLE                                PAGE NO.
 -------                                -----                                --------
Section 1.   In General..................................................       A-3
             1.1  Introduction...........................................       A-3
             1.2  Purpose................................................       A-3
             1.3  Forms of Incentives....................................       A-3
             1.4  Definitions............................................       A-3
             1.5  Administration.........................................       A-4
             1.6  Shares Available.......................................       A-4
Section 2.   Options.....................................................       A-5
             2.1  Grant of Options.......................................       A-5
             2.2  Terms of Options.......................................       A-5
             2.3  Additional Terms of Incentive Stock Options............       A-7
             2.4  Limitations on Option Grants...........................       A-7
Section 3.   Annual Incentive Awards.....................................       A-7
             3.1  Participants...........................................       A-7
             3.2  Company FFO Goals......................................       A-7
             3.3  Incentive Award Payout Objectives......................       A-7
             3.4  Annual Award Guidelines................................       A-7
             3.5  Determination of Actual Amounts of Awards..............       A-7
             3.6  Termination of Employment; Less than a Full Year of
                  Participation..........................................       A-8
             3.7  Payment of Awards......................................       A-8
             3.8  Payment Upon Death; Designation of Beneficiary.........       A-8
             3.9  No Assignment..........................................       A-9
Section 4.   Incentive Restricted Shares.................................       A-9
             4.1  Grant of Incentive Restricted Shares...................       A-9
             4.2  Terms of Incentive Restricted Shares...................       A-9
             4.3  Limitations on Incentive Restricted Shares.............      A-10
Section 5.   Miscellaneous...............................................      A-10
             5.1  Effective Date.........................................      A-10
             5.2  Recapitalization or Reorganization.....................      A-10
             5.3  Change in Control......................................      A-11
             5.4  Amendment..............................................      A-12
             5.5  Termination of Plan....................................      A-12
             5.6  No Right to Continued Employment.......................      A-12
             5.7  Restrictions on Issuance of Shares; Rights as
                  Shareholders...........................................      A-12
             5.8  Construction...........................................      A-13
             5.9  Satisfaction of Tax Liabilities........................      A-13

                           EASTGROUP PROPERTIES, INC.
                         1994 MANAGEMENT INCENTIVE PLAN
                 (AS RESTATED AND AMENDED AS OF MARCH 11, 1999)

SECTION 1. IN GENERAL

     1.1 Introduction. EastGroup Properties, Inc. (the "Company") establishes the EastGroup Properties, Inc. 1994 Management Incentive Plan (the "Plan"), effective September 22, 1994.

     1.2 Purpose. The purposes of this 1994 Management Incentive Plan are to provide greater incentive for management Employees, who are or will be primarily responsible for the growth and success of the Company's business, to exert their best efforts on behalf of the Company, and to further the identity of the interest of management with those of the Company's shareholders by encouraging management's holdings of Shares in the Company.

     1.3 Forms of Incentives. This Plan shall provide incentives for certain management Employees through grants of Options for Shares (see Section 2 below), through annual bonuses that are related to the Company's achievement of FFO goals and payable in part in the form of Shares (see Section 3 below), and through the grant of Incentive Restricted Shares (see Section 4 below).

     1.4  Definitions. As used in this Plan:

          (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean a committee of the Board of Directors, which committee shall be composed of those members of the Compensation Committee of the Board of Directors who are Disinterested Directors, provided that, should there be fewer than two members of the Compensation Committee who are Disinterested Directors, the Committee shall be composed of two or more members of the Board of Directors who are Disinterested Directors, including any who is a member of the Compensation Committee.

          (c) "Disinterested Directors" shall mean those members of the Board of Directors who are disinterested persons within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          (d)  "Employee" shall mean an employee of the Company or a Subsidiary.

          (e) "FFO" shall mean funds from operations per Share. FFO shall be measured by net income of the Company, excluding gains or losses from sales of property and other non-operating extraordinary items, plus depreciation, and after adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. This measurement is intended to conform to the current definition of "funds from operations" adopted by the National Association of Real Estate Investment Trusts ("NAREIT") and shall be construed accordingly. For purposes of the Plan, the measurement of FFO may be changed in any year upon approval of the Board of Directors to conform to a change in the definition of "funds from operations" adopted by NAREIT. If the measurement of FFO is so changed for any year, the measurement of FFO for the prior year (against which the current year's change will be calculated) shall be similarly changed so that the year-to-year comparisons utilize consistent definitions of FFO.

          (f) "Fair Market Value" of a Share shall mean, on any date, (i) if Shares are traded on a national securities exchange, the closing price of the Shares as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported, or (ii) if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of the Shares or the price of Shares quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted.

          (g) "Incentive Restricted Share" shall mean a Share granted to an Employee pursuant to an Incentive Restricted Share agreement and subject to the terms and conditions determined by the Committee.

          (h) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (i) "Option" shall mean an option granted pursuant to the Plan to purchase a Share and may refer to either an incentive stock option as defined in section 422 of the Internal Revenue Code or a non-qualified stock option, that is, an option that is not an incentive stock option.

          (j) "Permanent Disability" means a medically determinable physical or mental impairment which may be expected to result in death or to last at least a year and which renders an Employee incapable of performing that Employee's duties with the Company. A determination of disability will be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence.

          (k) "Restricted Period" shall mean the period described in Section 4.2(a)(1).

          (l) "Retirement" shall mean the termination of employment with the Company and its Subsidiaries after the attainment of age 65 or after the attainment of age 55 and the completion of 6 years of service with the Company or its Subsidiaries.

          (m) "Shares" shall mean the shares of common stock, $0.0001 par value, of the Company.

          (n) "Subsidiary" shall mean any present or future subsidiary corporation of the Company as defined in section 425(f) of the Internal Revenue Code.

     1.5 Administration. The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and the Options granted under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

        The authority to make certain determinations under the Plan has been reserved for the entire Board of Directors, exclusive of those members of the Board who are not Disinterested Directors. Any such determination of the Disinterested Directors shall be in their sole discretion and conclusive. Whenever the approval of the Disinterested Directors is required under this Plan, such approval shall require the affirmative vote of a majority of the members of the Board of Directors who are Disinterested Directors.

     1.6 Shares Available. As of March 10, 1999, the aggregate number of Shares that may be made subject to Options granted under the Plan and issued in connection with the payment of incentive awards under the Plan (including grants and payments made before and after that date) was 788,286, composed of the 200,000 Shares originally available under the Plan on September 22, 1994, and 5 percent of the number of Shares sold in public offerings by the Company since that date and before March 11, 1999. On March 11, 1999, that number was increased to 1,450,000, and the purposes to which such Shares may be applied was expanded to include the grant of Incentive Restricted Shares under the Plan. Should the Company make a public or private offering of Shares or repurchase any Shares after March 11, 1999, the aggregate number of Shares available under the Plan shall automatically increase or decrease by a number of Shares that is 9 percent of the number of Shares sold in such offering or repurchased by the Company, as the case may be. A decrease in the number of Shares available under the Plan pursuant to the preceding sentence shall not effect any outstanding Option or Incentive Restricted Share under this Plan. In addition, the number of Shares available under the Plan shall increase by a number that is 9 percent of the number of Shares issued by the Company in any merger or business transactions. The aggregate Shares made subject to Options that are incentive stock options shall not exceed 1,450,000 of the number of Shares determined under the preceding sentences. The aggregate number of Shares made subject to grant as Incentive Restricted Shares shall not exceed 30 percent of the number of Shares available for grant under the Plan or, if less, 700,000 Shares. Upon the expiration, termination, or forfeiture in whole or part of any unexercised Option or any Incentive Restricted Shares, the Shares subject to such Option or forfeited grant of Incentive Restricted Shares shall again be available for grant under the Plan. Further, any Shares tendered (by surrender or attestation) in payment of the purchase price under an Option or of the Company's tax withholding obligation, and any Shares retained by the Company to satisfy its tax withholding obligation shall again be available for grant under the Plan.

SECTION 2. OPTIONS

     2.1  Grant of Options.

          (a) The Company may from time to time grant Options to Employees to purchase Shares under the Plan.

          (b) The Committee shall select the Employees to whom Options are to be granted and shall determine when Options are to be granted and the number of Shares to be subject to each Option.

     2.2 Terms of Options. Each Option granted to an Employee under the Plan shall be evidenced by a written option agreement executed on behalf of the Company and by the holder of the Option, in such form and upon such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

          (a) The Committee shall determine the purchase price of each Share subject to an Option, which price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

          (b) An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option.

          (c) An Option may require that the holder represent at the time of each exercise of the Option that the Shares purchased are being acquired for investment and not with a view to distribution.

          (d) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the extent authorized by the Committee at the time the Option is granted, in Shares or in a combination of cash and Shares. The value of a Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

          (e) An Option shall not be assignable or transferable by the Employee to whom granted except by will or the laws of descent and distribution and shall be exercisable, during the Employee's lifetime, only by him.

          (f) Unless the Committee shall specify otherwise, the right of each an Option holder to exercise his Option to purchase the number of Shares to which the Option initially related shall accrue on a cumulative basis as follows:

             (i)  One year after the Option is granted: 1/2

             (ii)  Two years after the Option is granted: 1/2

          (g) Each agreement relating to an Option shall state the extent to which the Option is intended to be either an incentive stock option or a nonqualified stock option.

          (h) Any Option that has not already expired, shall expire upon the termination of the holder's employment with the Company and its Subsidiaries, whether by death or otherwise, and no Shares may thereafter be purchased pursuant to the Option, except that:

             (i) If an Option holder's employment is terminated by reason of Permanent Disability or death, the Option holder's right to exercise the Option in full shall automatically be accelerated as of the date preceding the Option holder's Permanent Disability or Death. The Option holder or, in the case of the Option holder's death while in the employ of the Company or a Subsidiary, the Option holder's estate or the person to whom the Option holder's rights under the Option are transferred by will or the law of descent and distribution may, within one year of the date of the Option holder's Permanent Disability or Death, purchase all the Shares remaining subject to the Option.

             (ii) If an Option holder's employment is terminated by reason of Retirement, the Option holder may, within twelve months after the date of his Retirement, purchase any Shares the Option holder was entitled to purchase under the Option on the date of his Retirement. The Committee may, in its discretion, determine to accelerate, in whole or in part, the right of an Option holder to exercise the Option upon Retirement, in which case the number of Shares with respect to which the Option holder may exercise the Option shall be adjusted accordingly.

             (iii) If an Option holder's employment is terminated for any reason other than Retirement, Permanent Disability, or death, the Option holder may, within three months after the termination of his employment, purchase any Shares the Option holder was entitled to purchase under the Option on the date of the termination of his employment.

             (iv) If the Option holder dies within the twelve month period following his Retirement or Permanent Disability or within the three month period following the termination of his employment for any other reason, the Option holder's estate or the person to whom the Option holder's rights are transferred by will or under the law of descent and distribution may, within one year of the Option holder's death, purchase any Shares the Option holder was entitled to purchase under the Option on the date of his death.

             (v) Nothing in this subsection (h) shall authorize the exercise of an Option after the expiration of the exercise period provided in the Option, nor later than ten years after the date of the grant of the Option.

     2.3 Additional Terms of Incentive Stock Options. Each incentive stock option granted under the Plan shall be subject to the following terms and conditions in addition to the terms and conditions described in Section 2.2 above:

          (a) The purchase price of each Share subject to an incentive stock option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of section 424(d) of the Code) Shares possessing more than 10 percent of the combined voting power of all classes of Shares of the Company shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five years after the date of grant.

          (b) To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which an Employee is granted Options designated incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds $100,000, the Option shall be treated as an Option that is not an incentive stock option.

          (c) If an Option holder disposes of Shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in section 422(a)(1) of the Code, the Option holder shall be required to notify the Company of the disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition the Company may reasonably request.

     2.4 Limitations on Option Grants. No individual shall be granted Options under this Plan that, combined with all other Options granted to that individual under this Plan, will entitle that individual to purchase more than 500,000 Shares under Options granted pursuant to this Plan.

SECTION 3. ANNUAL INCENTIVE AWARDS

     3.1 Participants. For each fiscal year of the Company, the Committee shall designate those officers of the Company who may participate in the annual incentive awards for that year.

     3.2 Company FFO Goals. Each year, at a meeting of the Board of Directors, the Committee shall establish the Company's FFO goal for the purposes of the Plan for the year and the minimum FFO that the Company must exceed as a condition for the payment of any incentive awards for the year under this
Section 3 of the Plan.

     3.3 Incentive Award Payout Objectives. The Committee shall establish incentive award payout objectives for each participant for each year of participation in the annual incentive award portion of this Plan. In preparation for establishing such payout objectives, the Committee may seek the Chief Executive Officer's recommendation regarding the payout objectives to be established for participants other than the Chief Executive Officer.

     3.4 Annual Award Guidelines. The Committee shall compose a set of incentive award guidelines for each year. The guidelines shall set out participants' incentive award payout objectives for the year in relation to the Company's FFO goal for the year. Appendix A displays the format for the incentive award guidelines.

     3.5 Determination of Actual Amounts of Awards. The Committee shall determine the actual amount, if any, of a participant's incentive award for the year, subject to the approval of those members of the Board of Directors who are Disinterested Directors.

     In preparation for determining the amount of a participant's award, the Committee shall compute the amount that would be awarded if the participant's incentive award payout objective as related to the Company's FFO for the year were to be awarded in full and may seek, with respect to each participant other than the Chief Executive

Officer, the Chief Executive Officer's evaluation of the participant's contribution to the Company during the year, in particular the participant's contribution to the Company's achievement of its FFO goal for the year, and the Chief Executive Officer's recommendation regarding the amount to be awarded to the participant for the year. In making its determination the Committee shall take into account its own evaluation of participants' contributions, the Chief Executive Officer's evaluations and recommendations, the extent to which the Company has achieved or exceeded its FFO goal, and any other factors the Committee finds relevant.

     Upon approval of those members of the Board of Directors who are the Disinterested Directors, the Committee's determination of the actual amount of an award for a year or that no award shall be made to a participant for a year shall be final and binding, provided however that no award shall be made for a year unless the Company's FFO for the year exceeds the minimum established for the year, and that a participant's award for a year shall not exceed the maximum payout objective specified in the participant's incentive award guidelines for the year.

     3.6 Termination of Employment; Less than a Full Year of Participation. Participants who retire or resign or who are discharged or whose employment with the Company is otherwise terminated during a fiscal year are not eligible for incentive awards with respect to such year. If a Participant's employment terminates during the year because of death, the Committee in its sole discretion may elect to award a partial bonus in an amount the Committee deems appropriate or it may elect not to award a bonus.

     Individuals may become participants during a fiscal year and may be eligible for an award as determined by the Committee.

     3.7 Payment of Awards. An annual incentive award under this Plan shall be payable partly in cash and partly in Shares as determined by the Committee. The portion paid in cash from any year may vary among Participants. The Company shall make the cash payment and issue the required Shares as soon as practicable following the determination of the amount of the award, subject to Section 5.7.

     For the purpose of calculating the number of Shares to be issued with respect to a participant's incentive award for a given fiscal year of the Company, the value of a Share shall be deemed to equal the average of the closing prices of a Share on the last five days on which Shares were traded in each quarter of such fiscal year. If Shares have not been traded on an exchange or over the counter on at least five days in each quarter of the given year, the Committee shall determine the manner in which the value of a Share shall be determined for purposes of this Plan.

     If the payment of awards for a given year in the method described in the first paragraph of this Section 3.7 would cause the aggregate number of Shares issued under this Plan to exceed the maximum available number of Shares in effect on the date of payment under Section 1.6, then the portion of awards for that year payable in Shares shall be reduced from one-third to a fraction that would not result in the maximum being exceeded, and awards for subsequent years shall be paid fully in cash, unless and except to the extent the maximum available number of Shares increases automatically in connection with a public offering or the Board of Directors with the approval of the Company's shareholders authorizes the issuance of a larger number of Shares under the Plan.

     3.8 Payment Upon Death; Designation of Beneficiary. A participant may designate one or more primary and contingent beneficiaries to receive any incentive award that may be payable under this Section 3 of the Plan after the participant's death. The designation of beneficiary shall be made in writing, shall not be effective unless filed with the Committee before the participant's death, and may be changed or revoked at any time without notice to any beneficiary by the filing of a subsequent designation with the Committee. If a participant designates more than one beneficiary, each shall share equally unless the participant specifies a different allocation. If a participant fails to designate a beneficiary, or should no designated beneficiary survive a participant, any award that may be payable under this Plan after the participant's death shall be paid to the participant's estate.

     If a beneficiary entitled to payment should die after the participant's death but before receiving payment of the full amount payable to him, the balance of any amount payable shall be paid to the surviving beneficiary or beneficiaries designated by the participant in accordance with the participant's beneficiary designation. If there should be no designated beneficiaries surviving, the balance shall be paid to the estate of the last beneficiary to die.

     3.9 No Assignment. A participant may not assign any right to an incentive award or payment under this Plan, and awards and payments shall not be subject to alienation whether by garnishment, lien, or otherwise, except as required by law.

SECTION 4. INCENTIVE RESTRICTED SHARES.

     4.1  Grant of Incentive Restricted Shares.

          (a) The Company may from time to time grant Incentive Restricted Shares to Employees under the Plan.

          (b) The Committee shall determine and designate the Employees to whom Incentive Restricted Shares are to be granted and shall determine when Incentive Restricted Shares are to be granted and the number of Incentive Restricted Shares to be granted.

     4.2  Terms of Incentive Restricted Shares.

          (a) The grant of Incentive Restricted Shares to an Employee pursuant to Section 4.1 shall be evidenced by an agreement signed by the Employee to whom the Incentive Restricted Shares are granted and by an officer of the Company. The Incentive Restricted Share agreement shall set forth such terms, conditions, restrictions, and limits on the Incentive Restricted Shares as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

             (1) During a period of time established by the Committee, the Employee's interest in the Incentive Restricted Shares shall be forfeitable, and the Incentive Restricted Shares shall not be assignable or otherwise transferable. The Committee may stipulate that these restrictions on the Incentive Restricted Shares shall lapse only upon the satisfaction of one or more, or alternative, prescribed conditions. The conditions may relate to the Company's performance, the continuation of the Employee's employment with the Company, or other matters. The Committee may establish a period of time by which or upon the expiration of which each condition shall have been satisfied, and shall specify the extent to which the restrictions shall then lapse. The period during which Incentive Restricted Shares remain subject to such restrictions and conditions shall be referred to as the "Restricted Period."

             (2) The Company shall register a certificate in the Employee's name for the number of Shares subject to the grant of Incentive Restricted Shares, but the Company shall retain custody of the certificate during the Restricted Period.

             (3) Unless otherwise provided by the Committee in the Incentive Restricted Share agreement, the Employee to whom Incentive Restricted Shares have been granted shall be entitled, during the Restricted Period, to vote those Shares and to receive the dividends payable with respect to those Shares.

             (4) Upon the expiration or termination of the Restricted Period with respect to specified Incentive Restricted Shares, either because of the satisfaction of conditions prescribed by the Committee, or at the time and to the extent provided by the Committee in accordance with
        Section 4.2(a)(5) (regarding death or Permanent Disability), the restrictions applicable to those Incentive Restricted Shares shall lapse and the certificate for those Shares shall be delivered to the Employee or to the Employee's estate or the person to whom the Employee's rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, provided, however, that no Share shall be delivered before the Employee, the Employee's estate, or such other person has provided, in the manner described in Section 5.9, for satisfaction of any federal, state, and local income and employment tax withholding obligation incurred by the Company in connection with the delivery of the Shares, termination of the Restricted Period, or lapse of the conditions and restrictions on the Shares.

             (5) The Committee may provide that upon the termination of the Employee's employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Incentive Restricted Shares shall lapse and the Restricted Period with respect to those Shares shall expire.

             (6) Except as provided by the Committee in accordance with Section 4.2(a)(5), the Employee shall forfeit all Incentive Restricted Shares upon (i) the termination of the Employee's employment with the Company and its Subsidiaries during the Restricted Period or (ii) the expiration of the Restricted Period without the satisfaction of any conditions prescribed by the Committee.

             Upon such a forfeiture, all of the Employee's interest in the Incentive Restricted Shares shall automatically revert to the Company.

             (7) The Committee may provide in the Incentive Restricted Share agreement that the Employee shall receive, rather than the dividends payable with respect to Incentive Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Employee only if and at the time the Incentive Restricted Shares to which the dividend equivalents are attributable are delivered to the Employee; if the Employee forfeits Incentive Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Incentive Restricted Shares.

     4.3 Limitations on Incentive Restricted Shares. The Company shall grant no more than 500,000 Incentive Restricted Shares to any one individual under this Plan.

SECTION 5. MISCELLANEOUS

     5.1 Effective Date. This Plan is effective as of September 22, 1994, subject to the approval of the Company's shareholders. If such approval is not obtained within twelve months of September 22, 1994, this Plan and all Options granted pursuant to this Plan shall be void.

     5.2 Recapitalization or Reorganization. The existence of the Plan and the grant of Options and Incentive Restricted Shares under the Plan shall not affect the right or power of the Board or the shareholders of the Company to make or authorize the adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Shares or the rights of Shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     Any Shares with respect to which Options and Incentive Restricted Shares may be granted are Shares as presently constituted, but if, and whenever, before the expiration of an Option or of the Restricted Period with respect to Incentive Restricted Shares, the Company shall effect a subdivision or consolidation of Shares or the payment of a Share dividend on Shares without receipt of consideration by the Company, the number of Shares subject to the grant (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased and (in the case of an Option) the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced and the purchase price per Share shall be proportionately increased, and the number of Shares available under Section 1.6 shall be adjusted accordingly.

     If the Company shall effect a recapitalization or other change in its capital structure, the number of Shares subject to an outstanding Option or Incentive Restricted Share grant shall be the number and class of Shares to which the holder would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of Shares subject to the outstanding grant, and the number of Shares available under Section 1.6 shall be adjusted accordingly. If the Company is merged or consolidated with a corporation, the Committee shall make appropriate adjustments to outstanding Option and Incentive Restricted Share grants to give effect to the merger or consolidation on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation.

     Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to Options previously granted or the purchase price per Share or the number of Incentive Restricted Shares subject to a grant.

     5.3 Change in Control. For purpose of this Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, the following persons (the "Continuing Directors") cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     Notwithstanding any contrary provision of this Plan, all outstanding Options shall become immediately exercisable in full upon a Change in Control. Similarly, upon a Change in Control all restrictions otherwise applicable with respect to Incentive Restricted Shares shall lapse, the Restricted Period shall expire, and any prescribed conditions shall be deemed to be satisfied, so that the Employee to whom the Incentive Restricted Shares were granted shall be entitled to the delivery of a certificate for Shares, subject to satisfaction of the Company's withholding obligation as described in Section 5.9.

     If the excise tax imposed by section 4999 of the Internal Revenue Code would apply with respect to any payments to which an Employee is entitled, whether or not in connection with this Plan, and if limiting the effect of the provisions of the preceding paragraph would result in the Employee's realization of a net amount from such payments, after taking into account income taxes and such excise taxes, that is greater than the net after-tax amount the Employee would realize from such payments if the provisions of the preceding paragraph were given full effect, then the provisions of the preceding paragraph shall be given effect to the extent, but only to the extent, required to maximize the net after-tax amount to be realized by the Employee. All determinations required to be made for the purposes of this paragraph, including determinations of the net after-tax amount realizable by the Employee, the result of giving full or limited effect to the provisions of the preceding paragraph, and whether, the extent to which, and how the effectiveness of the preceding paragraph shall be limited, shall be made by tax counsel chosen as follows: the Employee and the Company may each propose a candidate; if the Employee and the Company do not agree on a choice within 10 days of the Change in Control, the proposed candidates shall choose a third party who shall act as tax counsel; if either the Company or the Employee fails to propose a candidate within 10 days of the Change in Control, the candidate proposed by the other shall act as tax counsel. All determinations of the tax counsel so chosen shall be final and binding on the Company and the Employee. The Company shall pay all reasonable expenses of employing the tax counsel.

     5.4 Amendment. The Board of Directors may amend the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not (i) except as provided in Sections 1.6 and 5.2, increase the maximum number of Shares that may be issued under the Plan as set forth in
Section 1.6 or decrease the minimum purchase price of Shares subject to an Option, as set forth in Section 2.2(a); (ii) materially increase the benefits accruing to Employees under the Plan; (iii) extend the term of the Plan; (iv) change the classes of employees to whom Options may be granted or awards paid under the Plan; (v) provide for the administration of the Plan otherwise than by a Committee composed entirely of Disinterested Directors as set forth in Section 1.4(b); or (vi) materially increase the cost of the Plan to the Company. No amendment shall adversely affect any right of any holder of an Option already granted without the holder's written consent.

     5.5 Termination of Plan. The Board of Directors may terminate the Plan at any time with respect to any Shares for which Options have not already been granted. Unless terminated earlier by the Board of Directors, the Plan shall terminate on September 21, 2004.

     5.6 No Right to Continued Employment. Nothing in the Plan or in any Option granted or incentive award guideline issued pursuant to the Plan shall confer upon any Employee the right to continue in the employ of the Company or restrict the right of the Company to terminate the employment of any Employee.

     5.7 Restrictions on Issuance of Shares; Rights as Shareholders. Should the Board of Directors determine that the listing, registration, or qualification of Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance of or delivery of Shares under this Plan, no such Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

     The certificates representing Shares issued by the Company under this Plan may bear a legend describing any restrictions on resale of such Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company's stock transfer records.

     A participant shall have no rights as a shareholder of the Company with respect to any Shares to be issued in connection with the exercise of an Option or payment of an annual incentive award under this Plan until the date of issuance of the certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

     5.8 Construction. The Plan shall be construed in accordance with the law of the State of Maryland. With respect to any Options granted under the Plan that are intended to qualify as incentive stock options as defined in section 422 of the Code, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to give effect to such intention.

     5.9 Satisfaction of Tax Liabilities. Whenever under the Plan Shares are to be issued upon the exercise of Options, payment of an annual incentive award, or grant of Incentive Restricted Shares, the Company shall have a right to require the holder or payee to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, before the delivery of any certificate for such Shares. In the holder's or payee's discretion, such requirements shall be satisfied through the retention of Shares otherwise issuable, or the delivery of Shares to the Company, under such terms as the Committee finds appropriate. The value of a Share used to satisfy withholding requirements shall be its Fair Market Value on the date as of which the withholding obligation is calculated.

                                   APPENDIX A

                         [A] INCENTIVE AWARD GUIDELINES

                                      [B]

     The following table sets out the participant's incentive award payout objectives for [A] as related to the percentage by which the Company's [A] FFO exceeds its [C] FFO:

                                                             MINIMUM    GOAL      MAXIMUM
                                                             -------    ----    ------------
THE Company'S FFO
  If the [A] FFO exceeds the [C] FFO by:...................   [D]%      [F]%    [H]% or more
INCENTIVE AWARD
  The payout objective will be:
  [B]......................................................   $[E]      $[G]        $[I]

     If the Company's [A] FFO exceeds its [C] FFO by less than the minimum threshold of [D]%, no incentive award will be made for [A]. If the Company's [A] FFO exceeds its [C] FFO by more than [D]% but less than [F]%, or by more than [F]% but less than [H]%, the participant's incentive award payout objectives will be determined by proration.

     This table sets out payout objectives for the participant's [A] incentive award. The actual amount of the award, if any, will be determined by the Committee, subject to the approval of the members of the Board who are Disinterested Directors.

CODE:

[A] Calendar year to which guidelines apply
[B] Participant's title
[C] Calendar year immediately preceding [A]
[D] Minimum threshold FFO increase from [C] to [A], under which no awards are payable
[E] Award payout objective if [D] achieved
[F] Goal for FFO increase from [C] to [A]
[G] Award payout objective if [F] achieved
[H] Maximum amount of FFO increase from [C] to [A] considered under Plan
[I] Maximum award; payout objective if [H] or more achieved

                                                                           PROXY

                           EASTGROUP PROPERTIES, INC.
                              300 One Jackson Place
                             188 East Capitol Street
                           Jackson, Mississippi 39201

                                               THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS


The undersigned hereby appoints DAVID H. HOSTER II and N. KEITH McKEY, or either of them, Proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock, $0.0001 par value per share, of EastGroup Properties, Inc. (the "Company"), and all shares of Series B Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on Wednesday, June 2, 1999, at 9:00 a.m., Jackson time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse.

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                       ACCOMPANYING POSTAGE-PAID ENVELOPE.


                (continued and to be signed on the reverse side)




















                                     (FRONT)

1.   ELECTION OF DIRECTORS

     [ ]  FOR  ALL         [ ]    WITHHOLD ALL          [ ]     FOR ALL EXCEPT

     Nominees: D. Pike Aloian; Alexander G. Anagnos; H. C. Bailey, Jr.; Fredric H. Gould; David H. Hoster II; David M. Osnos; John N. Palmer; and Leland R. Speed.


     ---------------------------------------------------------------------
                    (Except for nominee(s) written above)

2.   Proposal to amend the Company's 1994 Management Incentive Plan, as amended.

     [ ]   FOR           [ ]     AGAINST                [ ]       ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS INDICATED IN 1 AND 2 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTERS REFERRED TO IN 3 ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                        Dated:____________________________, 1999

                                        Signature(s)____________________________

                                        ________________________________________
                                        PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON
                                        STOCK CERTIFICATE(S). A corporation is
                                        requested to sign its name by its
                                        President or other authorized officer,
                                        with the office held so designated. A
                                        partnership should sign in the
                                        partnership name by an authorized
                                        person. Executors, trustees,
                                        administrators, etc. are requested to
                                        indicate the capacity in which they are
                                        signing. JOINT TENANTS SHOULD BOTH SIGN.


                             YOUR VOTE IS IMPORTANT!

                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                   IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                     (BACK)